Exhibit 99.1

Wynn Resorts Terminates Preliminary Transaction Discussions with Crown Resorts

LAS VEGAS, April 9, 2019 /PRNewswire/ -- Wynn Resorts (NASDAQ: WYNN) released the following statement today:

"Following the premature disclosure of preliminary discussions, Wynn Resorts has terminated all discussions with Crown Resorts concerning any transaction."

CONTACT:

Michael Weaver
Wynn Resorts
702-770-7501
Michael.weaver@wynnlasvegas.com